UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of CertainOfficers

On March 23, 2009, J. Everett Airingtion and Harold Gear were appointed as directors of Solar Energy Initiatives, Inc. (the "Company").  There are no understandings or arrangements between Messrs Airingtion and Gear and any other person pursuant to which they were selected as directors.  Messrs Airingtion and Gear presently do not serve on any Company committee. Messrs Airingtion and Gear may be appointed to serve as a member of a committee although there are no current plans to appoint either director to a committee as of the date hereof.  Messrs Airingtion and Gear do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.   Neither Messrs Airingtion nor Gear has entered into a transaction, nor is there any proposed transaction, between either of the directors and the Company.

Mr. Airingtion, from January 12, 1993 through October 8, 2008 served as the First Vice President of RBC Capital Markets Corporation.  Since October 15, 2008 to the present, Mr. Airingtion has served as Senior Vice President for Milkie Ferguson Investments, Inc.

Mr. Gear served as the Managing Partner of Clay Surgery Center, LLP located in Orange Park, Florida from March 2004 through December 2007.  Since December 2007, Mr. Gear has acted as a private investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: March 25, 2009	By:	/s/ David Fann
David Fann
Chief Executive Officer

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